Report of
Independent
 Registered Public
Accounting Firm


To the Shareholders
and
Board of Trustees of
Federated Stock
Trust

In planning and
performing our
audit of the
financial statements
of Federated Stock
Trust as of
and for the year
ended October 31
2006 in accordance
with the standards of
the Public Company
Accounting Oversight
Board united States
we considered its internal
control over financial
reporting including
control activities for
safeguarding securities
 as a basis for designing
our
auditing procedures for
the purpose of expressing
 our opinion on the financial
statements and to
comply with the requirements
of Form NSAR but not for
the purpose of expressing
an opinion
on the effectiveness of
Federated Stock Trusts
internal control over
financial reporting
Accordingly we express
 no such opinion

The management of Federated
Stock Trust is responsible
for establishing and maintaining
effective internal control
over financial reporting In
fulfilling this responsibility
 estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls A companys internal
control over financial
reporting is a process designed
 to provide
reasonable assurance regarding
the reliability of financial
 reporting and the preparation of
financial statements for external
purposes in accordance with US
generally accepted accounting
principles Such internal control
includes policies and procedures
that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition use or disposition
of a companys assets that could
 have a material effect on the
financial statements

Because of its inherent
 limitations
 internal control over financial
reporting may not prevent or
detect misstatements Also
 projections of any evaluation
of effectiveness to future
periods are
subject to the risk that controls
 may become inadequate because of
changes in conditions or that
the degree of compliance with the
policies or procedures may
deteriorate

A control deficiency exists
when the design or operation
 of a control does not allow
management
or employees in the normal
course of performing their
assigned functions to prevent
 or detect
misstatements on a timely basis
 A significant deficiency is
a control deficiency or
combination
of control deficiencies that
adversely affects the companys
ability to initiate authorize
record
process or report external
financial data reliably in
 accordance with US generally
accepted
accounting principles such
that there is more than a
remote likelihood that a
misstatement of the
companys annual or interim
financial statements that
is more than inconsequential
will not be
prevented or detected
A material weakness is a
significant deficiency or
 combination of
significant deficiencies
that results in more than
a remote likelihood that a
 material misstatement
of the annual or interim
financial statements will
not be prevented or detected

Our consideration of Federated
Stock Trusts internal control
over financial reporting was
for the
limited purpose described
in the first paragraph and
would not necessarily disclose
all
deficiencies in internal
control that might be
 significant deficiencies
 or material weaknesses under
standards established
 by the Public Company
 Accounting Oversight
Board United States
However we noted no
deficiencies in Federated
Stock Trusts internal
control over financial
reporting and its operation
including controls for
safeguarding securities
that we consider to be a
material weakness as
defined above as of October
31 2006

This report is intended
solely for the information
and use of management
and the Board of
Trustees of Federated
Stock Trust and the
Securities and Exchange
Commission and is not
intended to be and
should not be used by
anyone other than these
specified parties



Boston Massachusetts
December 22 2006